NEWS RELEASE

FOR IMMEDIATE RELEASE: July 23, 2009	FOR MORE INFORMATION, CONTACT: David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces Second Quarter 2009 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported net income for the quarter ended June 30, 2009 of $3.47 million.  Net income available to common shareholders for the second quarter was $2.89 million, or $0.23 per diluted common share.  Return on average assets for the second quarter was 0.53% and return on average common equity was 6.05%.

Commenting on second quarter results, Chief Executive Officer John M. Mendez said, “Despite continued challenges in financial markets and weak economic conditions we produced solid core operating results for the second quarter.  On the strength of our core operations, we were able to absorb the current elevated credit costs for the quarter, non-cash impairment charges stemming from the weakened operations of others in the industry and $988 thousand in special assessments by the FDIC.” The non-cash impairment charges and the FDIC special assessment had the effect of decreasing second quarter earnings by approximately $0.15 per diluted share.

Net Interest Income

Tax-equivalent net interest margin for the second quarter of 2009 was 3.62%.  Net interest income was $16.32 million, a decrease of $304 thousand, or 1.83%, from second quarter 2008.  Interest income was $26.19 million, a decrease of $1.24 million, or 4.53%, from second quarter 2008.  The decrease was due primarily to decreases in loan and securities yields reflecting a decrease of 200 basis points in the prime lending rate to 3.25% in the second quarter of 2009 from 5.25% in the second quarter of 2008.  The yield on loans dropped to 6.19% from 6.78% while average loans increased $88.77 million to $1.27 billion from second quarter 2008, reflective of the Coddle Creek acquisition.  Yields on loans have dropped as a direct result of the precipitous declines in market rates of interest.

The Company also maintained an average federal funds sold position of $58 million through the second quarter.  This increased liquidity position had a profound negative impact on net interest margin.

Second quarter interest expense decreased $940 thousand, or 8.70%, from 2008.  Second quarter deposit costs decreased $42 thousand compared to the second quarter of 2008, while the average rate paid on interest-bearing deposits decreased 47 basis points to 2.08%.  Compared to the second quarter of 2008, interest costs on borrowings decreased $898 thousand to $2.79 million, while the average balance decreased $118.73 million due to the redemption of various wholesale debt issues and the Company’s relatively liquid balance sheet.  The second quarter cost of interest-bearing liabilities decreased 42 basis points compared to the second quarter of 2008.  Average interest bearing liabilities increased $120.56 million, or 7.53%, compared with second quarter 2008, and included a decrease of $56.56 million in FHLB borrowings.

Non-interest Income

Wealth management revenues increased $35 thousand, or 3.19%, as investment advisory revenue increased $113 thousand.  At June 30, 2009, the Wealth Management Division reported $811 million in assets under management.  Service charges on deposit accounts were $3.49 million for the second quarter of 2009, an increase of $28 thousand, or 0.81%, from the second quarter of 2008.  Insurance commissions were $1.64 million for the second quarter of 2009, an increase of $493 thousand, or 43.02%, from the same period in 2008.  These revenues reflect GreenPoint’s acquisitions of Carr & Hyde Insurance in December 2008 and REL Insurance in July 2008.

The Company recognized approximately $2.08 million in net credit-related impairment charges on investment securities during the second quarter.  Approximately $1.67 million of the charge is attributable to credit-related impairments in two pooled trust preferred holdings.  In addition, the Company enhanced and increased the default and deferral assumptions used this quarter. The impairment charges resulted from increasing levels of underlying defaults and deferrals.  The remaining $406 thousand was due to impairment recognized on certain equity securities.

Non-interest Expenses

Excluding penalties on debt prepayment, non-interest expenses for the second quarter of 2009 increased $1.30 million, or 8.78%, from the second quarter of 2008.  Salaries and employee benefits decreased $175 thousand, or 2.31%, from the second quarter of 2008. Branches from the November 2008 acquisition of Coddle Creek Financial accounted for an increase in salaries and employee benefits of approximately $291 thousand and GreenPoint acquisitions accounted for an increase of approximately $360 thousand.  The remainder of the Company showed an overall decrease of $826 thousand, a result of increased efficiency initiatives.

Occupancy and furniture and equipment expenses increased due to the Coddle Creek acquisition, new branches, and the addition of operating expenses at GreenPoint, as it acquired new agencies throughout 2008.  During the second quarter the Company accrued approximately $988 thousand for the special FDIC assessment. Other non-interest expenses increased $141 thousand, or 2.97%, compared to the second quarter of 2008.  The second quarter efficiency ratio was 58.62% compared to 57.55% in the second quarter of 2008.

The acquisition of Coddle Creek was completed in November, and integration is largely complete.  The Company continues to be on track to realize its projected pre-tax cost savings of approximately $1.65 million, or 42%, in 2009.

Credit Quality

The Company’s loan quality measures at June 30, 2009 continue to compare favorably to the Company’s peers and the industry.  Total loan delinquencies, including non-accrual loans, as a percent of total loans were 1.35% at June 30, 2009, compared with 1.59% at March 31, 2009 and 1.97% at December 31, 2008.  The ratio of allowance for loan losses as a percent of loans held for investment was 1.31% at June 30, 2009, compared with 1.30% at March 31, 2009 and 1.23% at December 31, 2008.  Non-performing assets increased slightly to $15.26 million at June 30, 2009, from $13.74 million at March 31, 2009 and $14.09 million at December 31, 2008.  Non-performing loans as a percentage of loans held for investment were 0.92% compared with 0.83% at March 31, 2009 and 0.98% at December 31, 2008.

Mr. Mendez added, “We are pleased that our loan portfolio continues to perform well in the face of a prolonged recessionary economy.  This is a tribute to our credit processes and the markets which we serve.”  Net charge-offs for the second quarter of 2009 were $2.43 million, and the Company made a provision for loan losses of $2.55 million in the second quarter of 2009 compared with $937 thousand in the second quarter of 2008.  Mr. Mendez continued, “Despite elevated net charge-offs for the quarter, we are pleased with the overall level of asset quality measures, particularly our controlled level of non-performing assets at 69 basis points, which is well below the industry average.”

Balance Sheet

Since year-end 2008, consolidated assets have increased $69.87 million to $2.20 billion at June 30, 2009 driven by an increase in deposits of $43.60 million and $61.67 million in new capital from the June 2009 equity offering.  Total stockholders’ equity for the Company was $283.58 million, resulting in a book value per common share outstanding of $14.32 at June 30, 2009, compared to $220.34 million and $15.46 per common share at December 31, 2008. Earlier this month the board of directors announced a $0.10 per share dividend on common shares.  2009 is the Company’s 24th consecutive year of dividends to common shareholders.

TARP Repayment

On July 8, 2009 First Community repaid all of the $41.50 million in funds to the United States Treasury obtained under the Capital Purchase Program commonly referred to as TARP.  First Community was one of the first companies to be offered funds from the Treasury Department and is now among the first banks to repay the government’s investment.  The Company expects to recognize a deemed dividend of approximately $972 thousand associated with the discount in the third quarter of 2009 which will decrease net income available to common shareholders by the same amount.

TriStone Merger

The TriStone Community Bank merger is progressing towards a third quarter closing.  All regulatory approvals have been received and the shareholder meeting will be held July 30, 2009.  The transaction is expected to add approximately $152 million in assets and an excellent team of bankers in the Winston-Salem, North Carolina market.

The Company will host an investor and media teleconference and webcast on Friday, July 24, 2009 at 11:00 a.m.  To access the teleconference, the toll-free number is (877) 407-8033.  Alternatively, individuals may listen to the live or archived webcast of the conference call.  To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section.  The Company’s press release and financial summary will be available in this section, as well.  Copies of the Company’s second quarter 2009 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail.  To request a copy, contact David D. Brown, Chief Financial Officer, at (800) 425-0839.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.20 billion financial holding company and is the parent company of First Community Bank, N. A.  First Community Bank, N. A. operates through fifty-nine locations in the five states of Virginia, West Virginia, North Carolina, South Carolina, and Tennessee.  First Community Bank, N. A. offers wealth management services through its Trust & Financial Services Division and Investment Planning Consultants, Inc., a registered investment advisory firm which offers wealth management and investment advice.  The Company’s wealth management group managed assets with a market value of $811 million at June 30, 2009.  First Community is also the parent company of GreenPoint Insurance Group, Inc., a full-service insurance agency located in High Point, North Carolina.  First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC”.  Additional investor information can be found on the Internet at www.fcbinc.com.

This news release may include forward-looking statements.  These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially.  These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended.  Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.		Three Months Ended		Six Months Ended
Consolidated Statements of Income		June 30,		June 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2009	2008	2009	2008

Interest	Interest and fees on loans held for investment	$19,571	$19,891	$39,555	$41,128
Income	Interest on securities-taxable	5,177	5,467	10,341	11,534
	Interest on securities-nontaxable	1,402	2,004	3,078	4,067
	Interest on federal funds sold and deposits	39	71	78	251
	Total interest income	26,189	27,433	53,052	56,980
Interest	Interest on deposits	7,076	7,118	14,643	15,859
Expense	Interest on borrowings	2,792	3,690	5,655	8,136
	Total interest expense	9,868	10,808	20,298	23,995
	Net interest income	16,321	16,625	32,754	32,985
	Provision for loan losses	2,552	937	4,639	1,260
	Net interest income after provision for loan losses	13,769	15,688	28,115	31,725
Non-Interest	Wealth management income	1,133	1,098	2,117	1,997
Income	Service charges on deposit accounts	3,491	3,463	6,648	6,562
	Other service charges and fees	1,133	1,064	2,311	2,185
	Insurance commissions	1,639	1,146	3,956	2,490
	Total other-than-temporary impairment loss	(23,469)	-	(23,678)	-
	Portion of loss recognized in OCI	21,393	-	21,393	-
	Net impairment losses recognized in earnings	(2,076)	-	(2,285)	-
	Security gains	1,653	150	2,064	1,970
	Other operating income	349	803	935	1,661
	Total non-interest income	7,322	7,724	15,746	16,865
Non-Interest	Salaries and employee benefits	7,405	7,580	15,271	15,370
Expense	Occupancy expense of bank premises	1,333	1,256	2,936	2,420
	Furniture and equipment expense	892	973	1,830	1,874
	Amortization of intangible assets	244	158	489	318
	Prepayment penalty	88	-	88	1,647
	FDIC premiums and assessments	1,287	39	1,475	79
	Other operating expense	4,894	4,753	9,248	9,334
	Total non-interest expense	16,143	14,759	31,337	31,042
	Income before income taxes	4,948	8,653	12,524	17,548
	Income tax expense	1,481	2,415	3,827	4,998
	Net income	3,467	6,238	8,697	12,550
	Dividends on preferred stock	578	-	1,149	-
	Net income available to common shareholders	$2,889	$6,238	$7,548	$12,550
	Basic earnings per common share (EPS)	$0.23	$0.57	$0.62	$1.14
	Diluted earnings per common share (DEPS)	$0.23	$0.56	$0.62	$1.13
	Weighted Average Shares Outstanding:
	Basic	12,696,202	10,992,301	12,135,103	11,011,116
	Diluted	12,741,080	11,073,440	12,181,843	11,091,714
	For the period:
	Return on average assets	0.53%	1.23%	0.70%	1.22%
	Return on average common equity	6.05%	12.08%	8.23%	11.87%
	Cash dividends per common share	$0.20	$0.28	$0.20	$0.56

First Community Bancshares, Inc.
Quarterly Performance Summary		As of and for the Quarter Ended
Income Statements		June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands, Except Share and Per Share Data)(Unaudited)		2009	2009	2008	2008	2008

Interest	Interest and fees on loans held for investment	$19,571	$19,984	$19,830	$19,266	$19,891
Income	Interest on securities-taxable	5,177	5,164	5,613	5,567	5,467
	Interest on securities-nontaxable	1,402	1,676	1,746	1,708	2,004
	Interest on federal funds sold and deposits	39	39	46	9	71
	Total interest income	26,189	26,863	27,235	26,550	27,433
Interest	Interest on deposits	7,076	7,567	7,249	6,684	7,118
Expense	Interest on borrowings	2,792	2,863	3,459	3,543	3,690
	Total interest expense	9,868	10,430	10,708	10,227	10,808
	Net interest income	16,321	16,433	16,527	16,323	16,625
	Provision for loan losses	2,552	2,087	2,701	3,461	937
	Net interest income after provision
	for loan losses	13,769	14,346	13,826	12,862	15,688
Non-Int	Wealth management income	1,133	984	1,146	957	1,098
Income	Service charges on deposit accounts	3,491	3,157	3,697	3,808	3,463
	Other service charges and fees	1,133	1,178	1,023	1,040	1,064
	Insurance commissions	1,639	2,317	1,258	1,240	1,146
	Total other-than-temporary impairment loss	(23,469)	(209)	(29,923)	-	-
	Portion of loss recognized in OCI	21,393	-	-	-	-
	Net impairment losses recognized in earnings	(2,076)	(209)	(29,923)	-	-
	Securities gains (losses)	1,653	411	(234)	163	150
	Other operating income	349	586	659	675	803
	Total non-interest income	7,322	8,424	(22,374)	7,883	7,724
Non-Int	Salaries and employee benefits	7,405	7,866	7,135	7,371	7,580
Expense	Occupancy expense of bank premises	1,333	1,603	1,385	1,297	1,256
	Furniture and equipment expense	892	938	942	924	973
	Amortization of intangible assets	244	245	205	166	158
	Prepayment penalty	88	-	-	-	-
	FDIC premiums and assessments	1,287	188	61	62	39
	Other operating expense	4,894	4,354	5,305	4,621	4,753
	Total non-interest expense	16,143	15,194	15,033	14,441	14,759
	Income (loss) before income taxes	4,948	7,576	(23,581)	6,304	8,653
	Income tax expense (benefit)	1,481	2,346	(9,561)	1,753	2,415
	Net income (loss)	3,467	5,230	(14,020)	4,551	6,238
	Preferred dividends	578	571	255	-	-
	Net income (loss) available to
	common shareholders	$2,889	$4,659	$(14,275)	$4,551	$6,238
Per	Basic EPS	$0.23	$0.40	$(1.27)	$0.42	$0.57
Share	Diluted EPS	$0.23	$0.40	$(1.27)	$0.41	$0.56
	Cash dividends per common share	$0.20	$-	$0.28	$0.28	$0.28
	Weighted Average Shares Outstanding:
	Basic	12,696,202	11,567,769	11,252,183	10,956,867	10,992,301
	Diluted	12,741,080	11,616,568	11,252,183	11,034,059	11,073,440

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
(In Thousands)
Cash and due from banks	$116,095	$100,881	$39,310	$53,238	$44,672
Interest-bearing deposits with banks	28,354	79	7,129	664	10,745
Securities available for sale	521,879	549,664	520,723	513,001	598,438
Securities held to maturity	7,725	8,471	8,670	9,043	10,511
Loans held for sale	802	1,445	1,024	140	1,522
Loans held for investment, net of unearned income	1,269,444	1,276,790	1,298,159	1,168,286	1,181,107
Less allowance for loan losses	16,678	16,555	15,978	14,510	13,433
Net loans	1,253,569	1,261,680	1,283,205	1,153,916	1,169,196
Premises and equipment	55,193	54,893	55,024	50,504	50,075
Other real estate owned	3,615	3,114	1,326	896	500
Interest receivable	8,934	8,848	10,084	9,156	9,992
Intangible assets	89,534	89,338	89,612	72,222	71,181
Other assets	118,282	122,173	118,231	104,817	88,377
Total Assets	$2,203,180	$2,199,141	$2,133,314	$1,967,457	$2,053,687
Deposits:
Demand	$202,543	$207,947	$199,712	$214,582	$224,716
Interest-bearing demand	195,905	194,934	185,117	186,403	172,623
Savings	311,435	319,007	309,577	312,451	312,148
Time	837,475	861,556	809,352	636,108	629,920
Total Deposits	1,547,357	1,583,444	1,503,758	1,349,544	1,339,407
Interest, taxes and other liabilities	27,577	28,293	27,423	20,494	18,695
Federal funds purchased	-	-	-	29,500	66,500
Securities sold under agreements to repurchase	153,804	153,824	165,914	180,388	215,610
FHLB and other indebtedness	190,862	215,870	215,877	216,720	216,862
Total Liabilities	1,919,601	1,981,431	1,912,972	1,796,646	1,857,074

Preferred stock, net of discount	40,525	40,471	40,419	-	-
Common stock	17,341	12,051	12,051	11,499	11,499
Additional paid-in capital	183,955	127,992	128,526	108,862	108,926
Retained earnings	118,058	118,021	107,231	124,731	123,253
Treasury stock, at cost	(13,712)	(14,453)	(15,368)	(16,882)	(17,328)
Accumulated other comprehensive loss	(62,588)	(66,372)	(52,517)	(57,399)	(29,737)
Total Stockholders' Equity	283,579	217,710	220,342	170,811	196,613
Total Liabilities and
Stockholders' Equity	$2,203,180	$2,199,141	$2,133,314	$1,967,457	$2,053,687

Actual shares outstanding at period end	16,909,592	11,596,249	11,567,449	10,967,597	10,954,078
Book value per common share at period end	$14.32	$15.20	$15.46	$15.57	$17.95
Tangible book value per common share
at period end (1)	$9.02	$7.49	$7.71	$8.99	$11.45

(1)	Tangible book value is defined as stockholders' equity less goodwill and other intangibles.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
		(Dollars in Thousands)
Summary of Loan Loss Experience
Allowance for loan losses:
Beginning balance	$16,555	$15,978	$14,510	$13,433	$12,862
Balance acquired	-	-	1,169	-	-
Provision for loan losses	2,552	2,087	2,701	3,461	937
Charge-offs	(2,681)	(1,730)	(2,606)	(2,601)	(1,198)
Recoveries	252	220	204	217	832
Net charge-offs	(2,429)	(1,510)	(2,402)	(2,384)	(366)
Ending balance	$16,678	$16,555	$15,978	$14,510	$13,433

Summary of Asset Quality
Nonaccrual loans	$11,645	$10,628	$12,763	$6,997	$4,126
Loans 90 days or more past due and still accruing	-	-	-	-	-
Total non-performing loans	11,645	10,628	12,763	6,997	4,126

Other real estate owned	3,615	3,114	1,326	896	500
Total non-performing assets	$15,260	$13,742	$14,089	$7,893	$4,626

Asset Quality Ratios
Non-performing loans as a percentage
of loans held for investment	0.92%	0.83%	0.98%	0.60%	0.35%
Non-performing assets as a percentage
of total assets	0.69%	0.62%	0.66%	0.40%	0.23%
Annualized net charge-offs as a percentage of
average loans held for investment	0.77%	0.47%	0.77%	0.81%	0.12%
Allowance for loan losses as a percentage of loans
held for investment	1.31%	1.30%	1.23%	1.24%	1.14%
Ratio of allowance for loan losses to
non-performing loans	1.43	1.56	1.25	2.07	3.26

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
		(Dollars in Thousands)
Ratios
Return on average assets	0.53%	0.87%	-2.77%	0.90%	1.23%
Return on average common equity	6.05%	10.61%	-33.28%	9.39%	12.08%
Net interest margin	3.62%	3.73%	3.93%	3.90%	3.92%
Efficiency ratio for the quarter (a)	58.62%	58.25%	57.97%	56.62%	57.55%
Efficiency ratio year-to-date (a)	58.43%	58.25%	57.54%	57.39%	57.78%
Equity as a percent of total assets at end of period	12.87%	9.90%	10.33%	8.68%	9.57%
Average earning assets as a percentage of
average total assets	86.78%	86.68%	86.38%	87.89%	88.83%
Average loans as a percentage of average deposits	81.19%	82.83%	86.01%	88.25%	88.10%

Average Balances
Investments	$564,934	$521,776	$508,289	$582,605	$623,338
Loans	1,269,584	1,292,179	1,235,023	1,174,855	1,180,813
Earning assets	1,892,403	1,887,583	1,768,113	1,758,895	1,817,322
Total assets	2,180,779	2,177,762	2,046,879	2,001,191	2,045,773
Deposits	1,563,640	1,560,109	1,435,956	1,331,293	1,340,384
Interest-bearing deposits	1,361,970	1,360,798	1,230,547	1,120,138	1,122,680
Borrowings	359,628	372,282	400,393	459,475	478,361
Interest-bearing liabilities	1,721,597	1,733,080	1,630,940	1,579,613	1,601,041
Equity	233,093	219,653	189,122	192,743	207,660
Tax equivalent net interest income	17,093	17,349	17,483	17,264	17,726

(a)	Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Investment Securities Portfolio
June 30, 2009
				Unrealized	Cumulative
				Gains/(Losses)	OTTI
	Par	Fair	Amortized	Recognized	Recognized in
	Value	Value	Cost	in AOCI	Earnings
			(Dollars in Thousands)
Available for sale
Agency	$53,435	$53,830	$53,426	404	$-
Agency mortgage-backed	248,216	252,502	250,279	2,223	-
Non-Agency MBS
AAA	6,632	5,258	6,596	(1,338)	-
CCC	25,000	10,503	20,968	(10,465)	4,252
Total	31,632	15,761	27,564	(11,803)	4,252
Municipals
AAA	5,919	5,921	5,920	1	-
AA	51,096	50,635	51,061	(426)	-
A	57,444	56,158	57,438	(1,280)	-
BBB	13,090	12,767	12,994	(227)	-
NR	9,540	8,485	8,945	(460)	-
Total	137,089	133,966	136,358	(2,392)	-
Single issue bank trust preferred
AA	5,764	2,956	4,902	(1,946)	-
A	22,430	12,115	21,880	(9,765)	-
BBB	31,204	17,440	28,770	(11,330)	-
Total	59,398	32,511	55,552	(23,041)	-
Pooled trust preferred
CCC	7,887	2,480	7,934	(5,454)	-
CC	80,967	24,727	63,913	(39,186)	17,126
C	20,123	943	20,123	(19,180)	-
Total	108,977	28,150	91,970	(63,820)	17,126
Equity securities	-	5,159	5,476	(317)	615
Total	$638,747	$521,879	$620,625	$(98,746)	$21,993

					Cumulative
					OTTI
	Par	Fair	Amortized	Unrealized	Recognized in
Held to maturity	Value	Value	Cost	Gains/(Losses)	Earnings
Municipals
AA	2,930	2,966	2,918	48	-
A	4,062	4,044	3,973	71	-
BBB	835	836	834	2	-
Total	7,827	7,846	7,725	121	-

In cases where investment securities were not identically rated by two or more securities rating agencies, the lowest rating was used.  Amortized cost and cumulative OTTI include a pre-tax cumulative effect adjustment of approximately $10.44 million in connection with adoption of FSP FAS 115-2 and FAS 124-2.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)
	Three Months Ended June 30,
	2009			2008
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,269,584	$19,588	6.19%	$1,180,813	$19,912	6.78%
Securities available for sale	557,110	7,169	5.16%	612,411	8,278	5.44%
Held to maturity securities	7,824	164	8.41%	10,927	273	10.05%
Interest-bearing deposits with banks	57,885	39	0.27%	13,171	71	2.17%
Total earning assets	1,892,403	$26,960	5.71%	1,817,322	$28,534	6.31%
Other assets	288,376			228,451
Total	$2,180,779			$2,045,773
Interest-bearing liabilities
Interest-bearing demand deposits	$197,710	$81	0.16%	$174,100	$65	0.15%
Savings deposits	317,700	540	0.68%	308,344	1,188	1.55%
Time deposits	846,560	6,455	3.06%	640,236	5,866	3.69%
Fed funds purchased	-	-		9,932	60	2.44%
Retail repurchase agreements	101,525	333	1.32%	153,768	788	2.06%
Wholesale repurchase agreements	50,000	465	3.73%	50,000	214	1.72%
FHLB borrowings & other long-term debt	208,103	1,994	3.84%	264,661	2,627	3.99%
Total interest-bearing liabilities	1,721,597	9,868	2.30%	1,601,041	10,808	2.72%
Noninterest-bearing demand deposits	201,670			217,704
Other liabilities	24,419			19,368
Stockholders' equity	233,093			207,660
Total	$2,180,779			$2,045,773
Net interest income		$17,093			$17,726
Net interest rate spread (3)			3.41%			3.59%
Net interest margin (4)			3.62%			3.92%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)
	Six Months Ended June 30,
	2009			2008
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in Thousands)
Earning assets
Loans held for investment (2)	$1,280,394	$39,584	6.23%	$1,193,147	$41,169	6.94%
Securities available for sale	535,326	14,741	5.55%	617,843	17,276	5.62%
Held to maturity securities	8,147	336	8.32%	11,501	515	9.00%
Interest-bearing deposits with banks	65,713	78	0.24%	17,887	251	2.82%
Total earning assets	1,889,580	$54,739	5.84%	1,840,378	$59,211	6.47%
Other assets	289,273			228,202
Total	$2,178,853			$2,068,580
Interest-bearing liabilities
Interest-bearing demand deposits	$193,983	$160	0.17%	$168,138	$140	0.17%
Savings deposits	315,146	1,196	0.77%	317,702	2,675	1.69%
Time deposits	852,258	13,287	3.14%	656,440	13,044	4.00%
Fed funds purchased	-	-		5,875	79	2.70%
Retail repurchase agreements	103,984	723	1.40%	151,675	1,809	2.40%
Wholesale repurchase agreements	50,000	975	3.93%	50,000	687	2.76%
FHLB borrowings & other long-term debt	211,511	3,957	3.77%	270,583	5,561	4.13%
Total interest-bearing liabilities	1,726,882	20,298	2.37%	1,620,413	23,994	2.98%
Noninterest-bearing demand deposits	200,497			215,338
Other liabilities	25,064			20,159
Stockholders' equity	226,410			212,670
Total	$2,178,853			$2,068,580
Net interest income		$34,442			$35,217
Net interest rate spread (3)			3.47%			3.49%
Net interest margin (4)			3.68%			3.85%

(1)	Fully taxable equivalent at the rate of 35%.
(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.